UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 25, 2004

TELOS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-8443	52-0880974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19886 Ashburn Road, Ashburn, Virginia	20147-2358
(Address of Principal Executive Offices)	(Zip Code)

(703) 724-3800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountants

(a) Previous independent accountants

(i) On June 24, 2004, PricewaterhouseCoopers LLP verbally informed the Company that it had reconsidered its previously announced position and would not be submitting a response to the Company’s Request for Proposal (authorized by the Company’s Audit Committee on May 10, 2004 and issued on June 10, 2004). On June 29, 2004, the Company received a letter dated June 25, 2004 from PricewaterhouseCoopers LLP stating that the client-auditor relationship between the Company and PricewaterhouseCoopers LLP has ceased, which the Company interpreted as PricewaterhouseCoopers LLP declining to stand for re-election as its independent accountants.

(ii) The reports of PricewaterhouseCoopers LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii) In connection with its audits for the two most recent fiscal years and through June 25, 2004, the Company is unaware of any disagreements with PricewaterhouseCoopers LLP on matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

(iv) During the two most recent fiscal years and through June 25, 2004, there have been no reportable events (as defined in Regulations S-K Item 304(a)(1)(v)).

(v) The Registrant has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated June 25, 2004, is filed as Exhibit 16 to this Form 8-K.

(b) New independent accountants

(i) The Registrant has not engaged new independent accountants as of July 2, 2004, but anticipates engaging new independent accountants by no later than July 9, 2004. During the two most recent fiscal years and through June 25, 2004, the Registrant has not consulted with other accountants regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither a written report was provided to the Registrant or oral advice was provided that Telos Corporation concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.”

Item 7. Exhibits

16	Letter from PricewaterhouseCoopers LLP regarding change in certifying accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOS CORPORATION

	By:	/s/ Edward L. Williams
Edward L. Williams
Executive Vice President, Interim Chief Financial Officer
Dated: July 2, 2004